UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2016

INNERSCOPE ADVERTISING AGENCY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2281 Lava Ridge Court, Suite 130 Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 23, 2016, Innerscope Advertising Agency, Inc. (“we,” “us,” or “the Company”) entered into a Marketing Agreement (the “Marketing Agreement”) with Helix Hearing Care, a California corporation (“Helix”). Pursuant to the Marketing Agreement, Helix will use the Company’s marketing concepts and designs to promote its’ products and use the Company’s advertising services for an initial six month period. Pursuant to the Marketing Agreement and the current structure, the Company will receive approximately $50,000 per month from Helix. The Marketing Agreement may be renewed for additional six month periods, and either party may terminate the Marketing Agreement by providing sixty day notice to the other party, or for non-performance upon written notice, granting a 5 day period to cure the non-performance.

The foregoing is only a summary of the material terms of the Marketing Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innerscope Advertising Agency, Inc.

Date: August 25, 2016	By:	/s/ Matthew Moore
Matthew Moore Chief Executive Officer